Adamis Pharmaceuticals Corp 8-K

Exhibit 99.2

Adamis Announces Agreement to Sell Portion of US Compounding Business

Transaction Proceeds Will be Used for General Corporate Purposes and Funding Intended Acceleration of Pharmaceutical Pipeline

SAN DIEGO, August 4, 2021-- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) (“Adamis” or the “Company”) today announced that it has entered into a definitive agreement to sell a significant portion of the assets of its subsidiary, US Compounding Inc. (“USC”), related to USC’s human compounding pharmaceutical business and customers, in exchange for total gross consideration estimated to be up to $15 million before transaction fees and expenses. The consideration will be paid by the buyer to Adamis in monthly installments over the course of approximately 12 months based on a multiple of gross revenue generated by the assets during the measurement period.

The transaction aligns with Adamis’ stated goal of focusing its efforts on the development of its prescription pharmaceutical pipeline. Adamis expects to use the proceeds from the sale for general corporate purposes and to fund ongoing development of its pipeline.

Further details related to the transaction and related matters will be contained in a report on Form 8-K to be filed by the Company within four business days of the effective date of the agreement.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, opioid overdose, respiratory and inflammatory disease. The Company’s SYMJEPI (epinephrine) Injection products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis. Adamis’ naloxone injection product candidate, ZIMHI, for the treatment of opioid overdose, is currently under FDA review. Adamis is developing additional products, including treatments for acute respiratory diseases, such as COVID-19, and radiation dermatitis. The company’s subsidiary, USC, compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use by hospitals, clinics, surgery centers, and vet clinics throughout most of the United States. For additional information about Adamis Pharmaceuticals, please visit www.adamispharmaceuticals.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results, including, but not limited to, the following statements: the consideration expected to be generated as a result of the sale of USC assets; the Company’s ability to develop and commercialize the product candidates described in this press release, itself or through development and/or commercialization partners; the potential of the Company’s prescription pharmaceutical pipeline, including the Company’s ability to develop such pipeline; and other statements concerning our future operations and activities. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis' actual results to be materially different from the results anticipated by such forward-looking statements. In addition, as previously disclosed, each of the Company and USC has received a subpoena from the U.S. Attorney’s Office for the Southern District of New York issued in connection with a criminal investigation. Accordingly, all forward-looking statements are subject to the outcome of this investigation, as well as the related investigation being conducted by the Company’s Audit Committee. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Contact:

Adamis Investor Relations

Robert Uhl

Managing Director

Westwicke ICR

619.228.5886

robert.uhl@westwicke.com